Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Meta Materials Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2021 Equity Incentive Plan(1)	457(h)	24,808,197(2)	$1.75 (3)	$43,414,344.80	0.0000927	$4,024.51

Total Offering Amounts					$43,414,344.80		$4,024.51

Total Fee Offsets							—

Net Fee Due							$4,024.51

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (Securities Act), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2021 Equity Incentive Plan (2021 Plan) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

24,808,197 shares of common stock reserved for issuance under the 2021 Plan as of the date of this Registration Statement. The number of shares of common stock available for issuance under the 2021 Plan will be increased by any shares of common stock subject to awards outstanding under the Company’s Amended and Restated Stock Option Plan of Metamaterial, Inc. or the Company’s 2015 Stock Option Plan (Prior Plans), that, on or after the effectiveness of the 2021 Plan, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest. The maximum number of shares that can be added to the 2021 Plan from the Prior Plans is 27,968,944.

(3)

Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the total registration fee on the basis of $1.75 per share, which represents the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Capital Market on March 17, 2022.